Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1 of Applied UV, Inc. and Subsidiaries, of our report dated June 23, 2020 on our audit of the consolidated financial statements of Applied UV, Inc. and Subsidiaries as of December 31, 2019 and 2018, and the related consolidated statements of income, changes in stockholders’ equity (deficit) and cash flows for the years ended December 31, 2019 and 2018, and the reference to us under the caption “Experts.”

Ocean, New Jersey

November 3, 2020